    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 25, 1998
                                                  REGISTRATION NO. 333-_________

                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549
                         _______________________________

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                            ________________________


                           RURAL CELLULAR CORPORATION
             (Exact Name of Registrant as Specified in Its Charter)

          MINNESOTA                                      41-1693295
(State or Other Jurisdiction                           (IRS Employer
of Incorporation or Organization)                    Identification No.)

                               3905 DAKOTA STREET
                                 P. O. BOX 2000
                        ALEXANDRIA, MINNESOTA  56308-2000
               (Address of Principal Executive Offices) (Zip Code)

             RURAL CELLULAR CORPORATION 1995 STOCK COMPENSATION PLAN
                            (Full title of the plan)

                         RICHARD P. EKSTRAND, PRESIDENT
                               3905 DAKOTA STREET
                                 P. O. BOX 2000
                        ALEXANDRIA, MINNESOTA  56308-2000
                     (Name and address of agent for service)

                                 (320) 762-2000
          (Telephone number, including area code, of agent for service)

                                   COPIES TO:
                              DEANNE M. GRECO, ESQ.
                                 MOSS & BARNETT
                           A PROFESSIONAL ASSOCIATION
                               4800 NORWEST CENTER
                               90 SOUTH 7TH STREET
                             MINNEAPOLIS, MN  55402
                            TELEPHONE: (612) 347-0287

                         CALCULATION OF REGISTRATION FEE


----------------------------------------------------------------------------------------------

     Title of                           Proposed Maximum   Proposed Maximum      Amount of
 Securities to be        Amount to be    Offering Price   Aggregate Offering    Registration
    Registered            Registered      Per Share(1)         Price(1)             Fee
----------------------------------------------------------------------------------------------
Class A Common Stock,
$.01 par value           510,000 shares     $16.125          $8,223,750             $2,426
----------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------




(1) Estimated solely for the purpose of calculating the registration fee, based upon the average of the high and low prices of the Class A Common Stock as reported by The Nasdaq National Market on June 23, 1998.

     If any of the Securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. /X/

     The contents of Registration Statement on Form S-8 (SEC No. 333-10817), filed August 26, 1996, are incorporated herein by reference.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Alexandria, State of Minnesota, on June 25, 1998.

                                        RURAL CELLULAR CORPORATION


                                        By /s/ Richard P. Ekstrand
                                           ------------------------------------
                                           Richard P. Ekstrand, President

     KNOW ALL BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Richard P. Ekstrand, Wesley E. Schultz, Ann K. Newhall and Deanne M. Greco, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him and in his name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, including any amendment increasing or decreasing the amount of securities for which registration is being sought or any registration statement for the same offering filed in accordance with Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated:

         NAME                        TITLE                          DATE

/s/ Richard P. Ekstrand  Chief executive officer and director    June 25, 1998
-----------------------     (principal executive officer)
Richard P. Ekstrand

/s/ Wesley E. Schultz    Chief financial officer (principal      June 25, 1998
-----------------------          financial officer)
Wesley E. Schultz

/s/ Jeffrey S. Gilbert
-----------------------            Director                      June 25, 1998
Jeffrey S. Gilbert

/s/ Marvin C. Nicolai
-----------------------            Director                      June 25, 1998
Marvin C. Nicolai

/s/ George M. Revering
-----------------------            Director                      June 25, 1998
George M. Revering

/s/ Don C. Swenson
-----------------------            Director                      June 25, 1998
Don C. Swenson

/s/ George W. Wikstrom
-----------------------            Director                      June 25, 1998
George W. Wikstrom

                                  EXHIBIT INDEX

EXHIBIT NO.                  DESCRIPTION OF EXHIBIT                PAGE NO.
-----------    -----------------------------------------------     --------
  5            Opinion of Counsel................................     6

23.1           Consent of Counsel (included in Exhibit 5)

23.2           Consent of Independent Public Accountants.........     8

24             Powers of Attorney from Messrs. Ekstrand,
               Schultz, Gilbert, Nicolai, Revering,
               Swenson, Wikstrom (included on signature page)....     4